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                                                                      EXHIBIT 11
                              DAMARK INTERNATIONAL, INC.

                          COMPUTATION OF EARNINGS PER SHARE
           (DOLLAR AND SHARE AMOUNT IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                     (UNAUDITED)


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                                                                 Quarter Ended              Three Quarters Ended
                                                          ----------------------------   ----------------------------
                                                          September 27,  September 28,   September 27,  September 28,
                                                              1997           1996            1997           1996
                                                          -------------  -------------   -------------  -------------
 PRIMARY EARNINGS PER SHARE
 Net income applicable to common stock...................   $   765        $  1,585       $  3,305      $  2,916
                                                          -------------  -------------   -------------  -------------
                                                          -------------  -------------   -------------  -------------
 Weighted average number of common and common
  equivalent shares outstanding:
   Weighted average common shares outstanding............     8,026           8,406          8,035          8,522
   Dilutive effect of stock options after
    application of treasury stock method.................       575             475            449            292
                                                          -------------  -------------   -------------  -------------
                                                              8,601           8,881          8,484          8,814
                                                          -------------  -------------   -------------  -------------
                                                          -------------  -------------   -------------  -------------

 Income per share applicable to common stock.............       .09             .18            .39            .33
                                                          -------------  -------------   -------------  -------------
                                                          -------------  -------------   -------------  -------------

 FULLY DILUTED EARNINGS PER SHARE
 Net income applicable to common stock...................   $   765        $  1,585       $  3,305      $   2,916
                                                          -------------  -------------   -------------  -------------
                                                          -------------  -------------   -------------  -------------
 Weighted average number of common and common
  equivalent shares outstanding:
   Weighted average common shares outstanding............     8,026           8,406          8,035           8,522
   Dilutive effect of stock options after
    application of treasury stock method.................       576             475            500             315
                                                              8,602           8,881          8,535           8,837
                                                          -------------  -------------   -------------  -------------
                                                          -------------  -------------   -------------  -------------

 Income per share applicable to common stock.............   $   .09        $    .18       $    .39      $      .33
                                                          -------------  -------------   -------------  -------------
                                                          -------------  -------------   -------------  -------------

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